STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 21, 2016

Job Number: C20161021-1389
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20160464590-07	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20161021-1389
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20160464590-07
	Filing Date and Time 10/21/2016 2:15 PM
	Entity Number E0462282016-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CREXENDO, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: MAUPIN, COX & LEGOY, A PROFESSIONAL CORPORATION
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 30000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name / Street Address	City	State	Zip Code
1)	STEVEN MIHAYLO			
	1615 S. 52ND STREET	TEMPE	AZ	85281
2)	TODD GOERGEN			
	1615 S. 52ND STREET	TEMPE	AZ	85281

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: JEFFREY G KORN | X JEFFREY G KORN (Incorporator Signature)

Address: 1615 S. 52ND STREET | City: TEMPE | State: AZ | Zip Code: 85281

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X MAUPIN, COX & LEGOY, A PROFESSIONAL CORPORATION | Date: 10/21/2016

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**CREXENDO, INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**ANY LEGAL PURPOSE**

REGISTERED AGENT NAME:	**MAUPIN, COX & LEGOY, A PROFESSIONAL CORPORATION**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Directors/Trustees
Name: JEFF BASH	Name: DAVID WILLIAMS
Address: 1615 S. 52ND STREET	Address: 1615 S. 52ND STREET
City: TEMPE	City: TEMPE
State: AZ	State: AZ
Zip Code: 85281	Zip Code: 85281
Name: ANIL PURI	
Address: 1615 S. 52ND STREET	
City: TEMPE	
State: AZ	
Zip Code: 85281	

CREXENDO, INC.
SUPPLEMENT TO ARTICLES OF INCORPORATION

Article 3. - Shares of Stock.

3.1. Authorized Shares. The aggregate number of shares which Crexendo, Inc. shall have the right to issue is 30,000,000, par value $.001 per share, of which 25,000,000 shares shall be designated as Common Shares and 5,000,000 shall be designated as Preferred Shares.

3.2. Authority to Issue Shares of Stock. Authority to issue shares of stock is expressly granted to the Board of Directors of Crexendo, Inc. (or a committee thereof designated by the Board of Directors pursuant to the Bylaws of Crexendo, Inc. as amended from time to time ("Bylaws")) to issue the Preferred Shares from time to time as Preferred Shares of any series and declare and to pay dividends thereon in accordance with the terms thereof and in connection with the creation of each such series, to fix by resolutions or resolutions providing for the issuance of shares thereof, the number of such shares, the designations, powers, preferences, and rights (including voting rights) and the qualifications, limitations, and restrictions of such series, subject to the full extent and now or hereafter permitted by the laws of the state of Nevada.

Article 4. Names and addresses of Board of Directors.

The below individuals are Directors of Crexendo, Inc., in addition to the Directors named on the face page to Articles of Incorporation.

Jeff Bash
1615 S. 52nd Street
Tempe, AZ 85281

David Williams
1615 S. 52nd Street
Tempe, AZ 85281

Anil Puri
1615 S. 52nd Street
Tempe, AZ 85281

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CREXENDO, INC.**, did on October 21, 2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 21, 2016.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20161021-1389
You may verify this certificate
online at **http://www.nvsos.gov/**

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

JANYCE ROSSALL
MAUPIN, COX & LEGOY
4785 CAUGHLIN PARKWAY
RENO, NV 89519

Job:C20161021-1389
October 21, 2016

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20160464590-07	10/21/2016 2:15:27 PM	1	$75.00	$75.00
Copies - Certification of Document	20160464590-07	10/21/2016 2:15:27 PM	1	$30.00	$30.00
Total					$105.00

Payments

Type	Description	Amount
Billed	750093	$105.00
Total		$105.00

Credit Balance: $0.00

Job Contents:

Certified File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

JANYCE ROSSALL
MAUPIN, COX & LEGOY
4785 CAUGHLIN PARKWAY
RENO, NV 89519